Exhibit 20.1
Page 1 of 3

Navistar Financial 1994 - A Owner Trust
For the Month of June
Distribution Date of July 15, 1997

Original Pool Amount                                      $280,021,471.35

Beginning Pool Balance                                     $34,973,376.07
Beginning Pool Factor                                           0.1248953

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,068,512.39
     Interest Collected                                       $250,680.54

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds/Recoveries                           $78,351.18
Total Additional Deposits                                      $78,351.18

Repos/Chargeoffs                                                $7,168.32
Aggregate Number of Notes Charged Off                                  37

Total Available Funds                                       $3,397,544.11

Ending Pool Balance                                        $31,897,695.36
Ending Pool Factor                                              0.1139116

Servicing Fee                                                  $29,144.48

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance(see Memo Item)                       $5,695,284.10
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $5,600,429.43
     (Release)/Deposit                                        ($94,854.67)
     Ending Balance                                         $5,600,429.43

Current Weighted Average APR:                                       8.298%
Current Weighted Average Remaining Term (months):                   14.93

Delinquencies                                                Dollars      Notes
     Installments:              1 - 30 days                $422,721.22     367
                                31 - 60 days                $90,189.24      53
                                60+  days                   $31,605.60      23

     Total:                                                $544,516.06     382

     Balances:                  60+  days                  $173,517.25      23

Memo Item - Reserve Account
     Prior Month                                         $5,523,496.99
+    Invest. Income                                         $23,857.65
+    Excess Serv.                                          $147,929.46
+    Transfer (to) / from Collections Account                    $0.00
     Beginning Balance                                   $5,695,284.10

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - A Owner Trust
For the Month  of  June

                                                                                     NOTES
                                                                   (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES


Original Pool Amount
Distributions:                                 $280,021,471.35     $89,606,000.00    $180,614,000.00     $9,801,471.35
     Distribution Percentages                                                0.00%             95.50%             4.50%
     Turbo Percentages                                                     100.00%              0.00%             0.00%
     Coupon                                                                  4.53%              5.93%             6.26%

Beginning Pool Balance                          $34,973,376.07
Ending Pool Balance                             $31,897,695.36

Collected Principal                              $3,068,512.39
Collected Interest                                 $250,680.54
Charge - Offs                                        $7,168.32
Liquidation Proceeds / Recoveries                   $78,351.18
Servicing                                           $29,144.48
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $3,368,399.63

Beginning Balance                               $29,158,100.33              $0.00     $26,613,210.68     $2,544,889.65

Interest Due                                       $144,789.46              $0.00        $131,513.62        $13,275.84
Interest Paid                                      $144,789.46              $0.00        $131,513.62        $13,275.84
Principal Due                                    $3,075,680.71              $0.00      $2,937,275.08       $138,405.63
Principal Paid                                   $3,075,680.71              $0.00      $2,937,275.08       $138,405.63
Turbo Principal                                          $0.00              $0.00              $0.00             $0.00

Ending Balance                                  $26,082,419.62              $0.00     $23,675,935.60     $2,406,484.02
Note / Certificate Pool Factor                                             0.0000             0.1311            0.2455
   (Ending Balance / Original Pool Amount)
Total Distributions                              $3,220,470.17              $0.00      $3,068,788.70       $151,681.47

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $147,929.46
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $5,695,284.10
(Release) / Draw                                   ($94,854.67)
Ending Reserve Acct Balance                      $5,600,429.43


Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - A Owner Trust
For the Month  of  June


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                              5                    4                  3                 2                 1
                                           Feb-97                Mar-97            Apr-97             May-97            Jun-97
Beginning Pool Balance                 $51,030,159.26       $45,202,827.69     $40,677,637.86    $37,826,234.86    $34,973,376.07

A)   Loss Trigger:
Principal of Contracts Charged Off         $23,693.18          $147,476.07          $1,967.50       $197,400.82         $7,168.32
Recoveries                                    $142.69           $33,328.76        $214,778.68       $162,860.60        $78,351.18

Total Charged Off (Months 5, 4, 3)        $173,136.75
Total Recoveries (Months 3, 2, 1)         $455,990.46
Net Loss / (Recoveries) for 3 Mos        ($282,853.71)(a)

Total Balance (Months 5, 4, 3)        $136,910,624.81 (b)

Loss Ratio Annualized  [(a/b) * (12)]         -2.4792%

Trigger:  Is Ratio > 1.5%                          No
                                                                                    Apr-97             May-97            Jun-97

B)   Delinquency Trigger:                                                         $484,196.60       $235,073.17       $173,517.25
     Balance delinquency 60+ days                                                     1.19033%          0.62146%          0.49614%
     As % of Beginning Pool Balance                                                   1.25993%          0.70913%          0.76931%
     Three Month Average

Trigger:  Is Average > 2.0%                          No

C)   Noteholders Percent Trigger:                2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                          No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer